Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

PSEG Power LLC
(Exact name of obligor as specified in its charter)

Delaware	22-3663480
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

PSEG Fossil LLC
(Exact name of obligor as specified in its charter)

Delaware	22-3663481
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

PSEG Nuclear LLC
(Exact name of obligor as specified in its charter)

Delaware	22-3663482
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

PSEG Energy Resources & Trade LLC
(Exact name of obligor as specified in its charter)

Delaware	22-3663483
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

80 Park Plaza – T25
Newark, New Jersey	07102-4194
(Address of principal executive offices)	(Zip code)

2.50% Senior Notes due 2013
5.125% Senior Notes due 2020
Guarantees of 2.50% Senior Notes due 2013
Guarantees of 5.125% Senior Notes due 2020
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

	Name	Address

	Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

	Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

	Federal Deposit Insurance Corporation	Washington, D.C. 20429

	New York Clearing House Association	New York, New York 10005

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None.

16.

List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

	1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 25th day of May, 2010.

THE BANK OF NEW YORK MELLON

By:	/S/	SHERMA THOMAS

	Name:	SHERMA THOMAS
	Title:	SENIOR ASSOCIATE

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2010, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands

Cash and balances due from depository
institutions:
Noninterest-bearing balances and currency
and coin	2,640,000
Interest-bearing balances	59,828,000
Securities:
Held-to-maturity securities	4,111,000
Available-for-sale securities	48,709,000
Federal funds sold and securities purchased
under agreements to resell:
Federal funds sold in domestic offices	308,000
Securities purchased under agreements to
resell	538,000
Loans and lease financing receivables:
Loans and leases held for sale	26,000
Loans and leases, net of unearned
income	22,881,000
LESS: Allowance for loan and
lease losses	508,000
Loans and leases, net of unearned
income and allowance	22,373,000
Trading assets	4,433,000
Premises and fixed assets (including
capitalized leases)	1,044,000
Other real estate owned	5,000
Investments in unconsolidated subsidiaries
and associated companies	916,000
Direct and indirect investments in real estate
ventures	0
Intangible assets:
Goodwill	4,934,000
Other intangible assets	1,428,000
Other assets	10,771,000
Total assets	162,064,000

LIABILITIES
Deposits:
In domestic offices	55,305,000
Noninterest-bearing	27,276,000
Interest-bearing	28,029,000
In foreign offices, Edge and Agreement
subsidiaries, and IBFs	74,195,000
Noninterest-bearing	2,725,000
Interest-bearing	71,470,000
Federal funds purchased and securities sold
under agreements to repurchase:
Federal funds purchased in domestic
offices	3,001,000
Securities sold under agreements to
repurchase	10,000
Trading liabilities	5,509,000
Other borrowed money:
(includes mortgage indebtedness and
obligations under capitalized leases)	1,551,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities
4,486,000
Total liabilities	147,547,000

EQUITY CAPITAL
Perpetual preferred stock and related
surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to
preferred stock)	8,536,000
Retained earnings	5,807,000
Accumulated other comprehensive income	-1,327,000
Other equity capital components	0
Total bank equity capital	14,151,000
Noncontrolling (minority) interests in
consolidated subsidiaries	366,000
Total equity capital	14,517,000
Total liabilities and equity capital	162,064,000

     I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell	]
Robert P. Kelly		Directors
Catherine A. Rein